UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 11, 2015

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At our meeting of stockholders held on June 11, 2015, the stockholders approved our 2011 Stock Incentive Plan as amended and restated (the “2011 Plan”). The only material changes that were made to the 2011 Plan were (i) to increase the shares reserved for issuance from 7,000,000 shares to 10,000,000 shares, (ii) to approve amended limits on the maximum amounts of compensation that could be paid to any employee under the 2011 Plan, and (iii) to re-approve the other material terms of the performance goals under the 2011 Plan in order to allow the company to continue granting awards under the 2011 Plan that may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). In addition to the 10,000,000 shares that may be issued or transferred with respect to awards under the 2011 Plan, shares covering awards, including awards under our 2005 Stock Plan, as amended, that were outstanding on May 11, 2011, that terminate or are forfeited, or shares that are returned to us pursuant to a compensation recovery policy, will again be available for issuance under the 2011 Plan.

The 2011 Plan authorizes the grant of equity-based and cash-based compensation to our employees, consultants and non-employee directors in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards and cash-based awards. The 2011 Plan is intended to comply with the exemption from Section 162(m) of the Code relating to performance-based compensation, and provides for a maximum aggregate number of shares, compensation and dividend equivalents that may granted or paid in any calendar year to any one participant. The 2011 Plan will terminate on March 11, 2021, or such earlier date as our Board of Directors may determine. The 2011 Plan will remain in effect for outstanding awards until no awards remain outstanding.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on June 11, 2015 to consider and vote on (1) election of directors, (2) ratification of the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2015, (3) approval of our amended and restated 2011 Stock Incentive Plan, and (4) to advise us whether stockholders approve the compensation of our named executive officers.

Common stock and Series A convertible preferred stock voted as a single class on all matters. There were present in person or by proxy 34,206,299 votes, representing a majority of the total outstanding eligible votes as of the record date for the meeting.

1.           Election of Directors.  The stockholders elected the following eight directors to serve until the next annual meeting, or until their successors are elected and qualified, by the votes set forth below:

Nominee	FOR	WITHHELD
Carl Spana, Ph.D	12,142,258	479,778
John K.A. Prendergast	11,816,133	805,903
Robert K. deVeer, Jr.	12,322,156	299,880
Zola P. Horovitz, Ph.D.	12,341,993	280,043
J. Stanley Hull	12,347,032	275,004
Alan W. Dunton, M.D.	12,341,641	280,395
Angela Rossetti	12,350,339	271,697
Arlene M. Morris	12,348,797	273,239

Broker Non-Votes: 21,584,263

2.           Ratification of Appointment of Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015, by the votes set forth below:

For	Against	Abstain
33,717,716	403,975	84,608

3.           Approval of our 2011 Stock Incentive Plan, as amended and restated. The stockholders approved our 2011 Stock Incentive Plan, as amended and restated, by the votes set forth below:

For	Against	Abstain
11,985,087	486,327	150,622

Broker Non-Votes: 21,584,263

4.           Say-on-Pay.  The stockholders voted to advise us that they approve the compensation of our named executive officers by the votes set forth below:

For	Against	Abstain
11,811,046	678,829	132,161

Broker Non-Votes: 21,584,263

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 11, 2015	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer